UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2021

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 7, 2021, the Board of Directors (the “Board”) of Nightfood Holdings, Inc. (the “Company”) increased the size of the Board from one member to three members, and appointed Ms. Nisa Amoils and Dr. Thanuja Hamilton to fill the two new vacancies on the Board and to serve as directors of the Company, with terms commencing on July 7, 2021 and expiring at the Company’s next annual meeting of stockholders or until earlier removal or resignation. Ms. Amoils and Dr. Hamilton are each independent under NASDAQ standards. The Board further appointed Sean Folkson, the Company’s CEO and a director, as the Company’s Chairman of the Board.

A copy of the press release announcing the appointment of Ms. Amoils and Dr. Hamilton is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Nisa Amoils

Since January 2021, Ms. Amoils, age 51, has served as the Managing Partner of a100x Ventures, which invests in early-stage companies utilizing blockchain and artificial intelligence to build the next wave of internet applications, particularly with social impact. Prior to a100x and since March 2016, Ms. Amoils was the Venture Partner of Scout Venture, an early stage venture capital firm focused on technology investments. Ms. Amoils has been investing in early-stage companies since 2010. Ms. Amoils was named one of Business Insider’s Women VC’s to watch and top 100 Women in Fintech, and top 50 global Blockchain thinkers. She is a securities lawyer and on the boards of several institutions including Girls Who Invest, and Wharton Entrepreneurship. She is a frequent media guest, including on Bloomberg, CNBC, Cheddar and Fox. Prior to investing, she was an entrepreneur and securities lawyer and spent many years in business development and strategy at companies like Time Warner, NBC Universal and Anderson Kill. She holds a business degree from the University of Michigan and a law degree from the University of Pennsylvania.

There is no arrangement or understanding between Ms. Amoils and any other persons pursuant to which Ms. Amoils was elected as a director. The Company believes that Ms. Amoils is qualified as a Board member of the Company because of her track record of investing in, and guiding and growing, customer-centric companies, and her startup operational experience that the Company believes enhances its capabilities in areas such as strategic and digital marketing, business development, fundraising, and management.

Ms. Amoils will initially receive as compensation for her services as a director, $3,000 on a quarterly basis and when authorized by the Board, a warrant to purchase 100,000 shares of the Company’s common stock which vests 25% on each of the Company’s fiscal quarters in fiscal 2022.

Dr. Thanuja Hamilton

Thanuja Hamilton, M.D., age 50, is a double Board-Certified Sleep Medicine Specialist. She completed her Fellowship in Sleep Medicine as well as Internal Medicine at Drexel University College of Medicine at Hahnemann University Hospital in Philadelphia, Pennsylvania, where she was Chief Fellow of her program. Dr. Hamilton has been a prominent advocate of healthy sleep. She frequently presents at medical conferences and is actively involved in community health programs. She has been named SJ (South Jersey) Magazine’s Top Doc and was the featured physician on the cover of Philadelphia Magazine's Top Docs issue. From November 2012 through June 2019 she was an employee, and since July 2019 has been the owner, of Advocare Sleep Physicians of South Jersey and its predecessor. Dr. Hamilton is also the Corporate Medical Director of Persante Health Care, a national provider of sleep and balance center management services to hospitals, physician practices and patients, the Medical Director of Jefferson University Health Systems Sleep Lab, and the Medical Director at Virtua Health Sleep Labs, and is on the board of the New Jersey Sleep Society. She is a member of the American Academy of Sleep Medicine, American College of Chest Physicians and the American Medical Association. She has written for and contributed to numerous outlets such as Yahoo Health, Women’s World, Good Housekeeping and Health.com, including a column in the Philly Voice. She has appeared in a number of nationally syndicated and local television programs as an expert in sleep.

There is no arrangement or understanding between Dr. Hamilton and any other persons pursuant to which Dr. Hamilton was elected as a director. The Company believes that Dr. Hamilton is qualified as a Board member of the Company because of her being a nationally recognized authority in the sleep field and her understanding of the consumer need for more sleep-friendly nighttime snack options.

Dr. Hamilton will initially receive as compensation for her services as a director, $3,000 on a quarterly basis and when authorized by the Board, $16,000 worth of restricted shares of the Company’s common stock which vests 25% on each of the Company’s fiscal quarters in fiscal 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2021

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

2